Exhibit 10.33

FIFTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of August 3, 2022, is executed and delivered by ZEROFOX, INC. (“Borrower”), Borrower’s subsidiaries, RBP FINANCIAL SERVICES, LLC, ZEROFOX CHILE HOLDINGS, LLC, ZEROFOX INDIA HOLDING, LLC, and VIGILANTEATI, INC. (each a “Guarantor” and, collectively, “Guarantors”; Borrower and Guarantors are each a “Loan Party” and, collectively, “Loan Parties”) and STIFEL BANK (“Bank”). Except where otherwise noted, capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to those terms in the Loan Agreement (as defined below).

RECITALS

a. Bank and Loan Parties are parties to that certain Loan and Security Agreement dated as of January 7, 2021, as amended by the First Amendment and Joinder to Loan and Security Agreement dated as of June 7, 2021, the Waiver dated as of August 27, 2021, the Second Amendment and Waiver to Loan and Security Agreement dated as of December 8, 2021, the Third Amendment to Loan and Security Agreement dated as of December 16, 2021, and the Fourth Amendment to Loan and Security Agreement dated as of February 10, 2022 each among Loan Parties and Bank (as so amended, the “Existing Loan Agreement”).

b. From and after the date hereof, Loan Parties and Bank desire to amend the terms and provisions of the Existing Loan Agreement as provided herein, and the Existing Loan Agreement, as supplemented by this Amendment, and as hereafter further supplemented, amended, modified or restated from time to time, shall be referred to collectively as the “Loan Agreement.”

NOW, THEREFORE, in consideration of the promises herein contained, and for other good and valuable consideration (the receipt, sufficiency and adequacy of which are hereby acknowledged), the parties hereto (intending to be legally bound) hereby agree as follows:

1. Incorporation. The foregoing preamble and recitals are incorporated herein by this reference.

2. Amendment. The Loan Agreement is hereby amended as follows:

(a) The following defined terms are hereby added in Section 1.1 of the Loan Agreement, as follows:

“Cash Burn” means the sum of (a) Borrower’s cash flow from operations, plus (b) Borrower’s cash flow from investments, in each case disregarding changes to cash as a result of non-recurring transaction-related items, with the result (x) if negative, expressed as a positive number and (y) if positive, expressed as a negative number.

“Convertible Notes” means those certain 7.00%/8.75% Convertible Senior Cash/PIK Toggle Notes due 2025 issued by ZeroFox Holdings, Inc. pursuant to the Indenture, together with any amendments or supplements thereto or replacements therefor.

“Indenture” means that certain Indenture, dated on or about August 3, 2022, between ZeroFox Holdings, Inc., as issuer, and Wilmington Trust, National Association, as trustee, as it may be amended, restated, supplemented, or otherwise modified from time to time.

“Liquidity” means (a) the sum of (i) Borrower’s cash at Bank, plus (ii) unused availability for Formula Revolving Line Advances under Section 2.1(a) of this Agreement.

(b) The defined term “Permitted Subordinated Debt” and its definition in Section 1.1 of the Loan Agreement are hereby deleted.

(c) The following paragraph is hereby added at the end of Section 6.3 of the Loan Agreement, as follows:

If Borrower intends to pay cash interest or principal on account of the Convertible Notes, Borrower shall notify Bank at least five Business Days before the date on which Borrower intends to make such payment.

(d) Section 6.8 of the Loan Agreement is hereby amended and restated, as follows:

6.8 Financial Covenants. Borrower shall maintain the financial covenant in Section 6.8(a) below at all times on and before October 2, 2022. Borrower shall maintain the financial covenant in Section 6.8(b) below at all times on and after October 3, 2022.

(a) Minimum Cash at Bank. Borrower shall maintain cash at Bank of at least the amount of Credit Extensions then outstanding, tested on a continuous basis. Borrower acknowledges and agrees that any request by Borrower or any other Person to pay or otherwise transfer funds that would cause Borrower’s balance of cash at Bank to be less than the amount required by this Section 6.8(a) shall constitute an immediate Event of Default.

(b) Minimum Liquidity. Tested on a continuous basis, Borrower shall maintain Liquidity of at least the sum of (i) the lesser of: (A) Borrower’s Cash Burn for the most recent month for which monthly reporting has been provided in accordance with Section 6.3 of this Agreement (provided that if Cash Burn is negative, then this amount shall be deemed to be zero (0)), multiplied by two (2), or (B) Borrower’s Cash Burn for the preceding two (2) months for which monthly reporting has been provided in accordance with Section 6.3 of this Agreement (provided that if Cash Burn is negative, then this amount shall be deemed to be zero (0)), plus (ii) all Indebtedness of Borrower to Bank then outstanding. Borrower acknowledges and agrees that any request by Borrower or any other Person to pay or otherwise transfer funds that would cause Borrower’s Liquidity to be less than the amount required by this Section 6.8(b) shall constitute an immediate Event of Default.

(e) Section 6.13 of the Loan Agreement is hereby deleted in its entirety.

(f) Section 7.1 of the Loan Agreement is hereby amended and restated, as follows:

7.1 Dispositions. Convey, sell, lease, transfer, or otherwise dispose of (collectively, a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any material part of its business or property, other than: (a) Transfers of Inventory in the ordinary course of business; (b) Transfers of non-exclusive licenses and similar arrangements for the use of the property of any Loan Party or its Subsidiaries in the ordinary course of business and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States of America in the ordinary course of business; (c) Transfers of worn-out or obsolete equipment in the ordinary course of business; (d) Transfers to non-U.S. Subsidiaries that constitute Permitted Investments; (e) the sale to Citibank, N.A. or Citibank Europe PLC of Accounts of account debtor Proctor & Gamble pursuant to the P&G Receivables Purchase Agreement; (f) Investment, distribution or other Transfer of property made by (x) ZeroFox Holdings, Inc. to any Loan Party or (y) any Subsidiary of ZeroFox Holdings, Inc. to ZeroFox Holdings, Inc. or to any Loan Party (clause (a) through clause (f), collectively, the “Permitted Transfers”).

(g) Section 7.6 of the Loan Agreement is hereby amended and restated, as follows:

7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, except that such Loan Party may (a) repurchase the stock of former employees or directors pursuant to stock repurchase agreements in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in any fiscal year, so long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase, (b) repurchase the stock of former employees or directors pursuant to stock repurchase agreements by the cancellation of indebtedness owed by such former employees or directors to such Loan Party regardless of whether an Event of Default exists, (c) pay dividends or make other distributions to any other Loan Party or any Subsidiary thereof, the proceeds of which are used to pay salaries and wages in the ordinary course of business consistent with past practice, (d) pay dividends or make other distributions to ZeroFox Holdings, Inc., and (e) waive, release or forgive any Indebtedness owed by any employees, officers or directors in an amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate.

(h) Section 7.9 of the Loan Agreement is hereby amended and restated, as follows:

7.9 Subordinated Debt; Repayment of Indebtedness. (a) Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt in any manner adverse to Bank as senior secured lender to Borrower without Bank’s prior written consent; or (b) pay in cash any principal or interest on account of financial Indebtedness (including without limitation the Convertible Notes), except for Indebtedness to Bank or Permitted Indebtedness, without Bank’s prior written consent, which consent shall not be unreasonably withheld.

(i) Section 8.6 of the Loan Agreement is hereby amended and restated, as follows:

8.6 Other Agreements. If there is a default or other failure to perform in any agreement to which any Loan Party is a party or by which it is bound resulting in a right by a third party or parties, whether or not exercised, to accelerate the maturity of any Convertible Note or any other Indebtedness in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000), or if a Fundamental Change (as defined in the Indenture) occurs;

(j) The first entry under “Permitted Indebtedness” in the Schedule is hereby amended and restated, as follows:

Indebtedness, if any, under a supplier receivables purchase agreement by and between Borrower and Citibank, N.A. and/or Citibank Europe PLC (a “P&G Receivables Purchase Agreement”), to the extent that receivables purchases thereunder are characterized as the incurrence of a debt obligation by Borrower in favor of Citibank, N.A. and/or Citibank Europe PLC.

(k) The disclosure under “Permitted Liens” in the Schedule is hereby amended and restated, as follows:

Any lien held by Citibank, N.A. and/or Citibank Europe PLC (evidenced by UCC Filing No. 2020 6598066 and UCC filing No. 2020 7553581), if any, covering Accounts and other payment obligations from Borrower’s customer contract with Procter & Gamble, granted pursuant to a P&G Receivables Purchase Agreement, to the extent that receivables purchases thereunder are characterized as the incurrence of a debt obligation by Borrower in favor of Citibank, N.A. and/or Citibank Europe PLC.

3. Consent to Acquisition and Business Combination. Borrower has informed Bank that Borrower has entered into that certain Business Combination Agreement, dated as of December 17, 2021, by and among L&F Acquisition Corp., a Cayman Islands exempted company to be domesticated as a Delaware corporation that will be renamed ZeroFox Holdings, Inc. (“Acquiror”), L&F Acquisition Holdings, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of Acquiror that will be renamed ZeroFox Holdings, LLC (“L&F Holdings”), ZF Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of L&F Holdings (“ZF Merger Sub”), IDX Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of L&F Holdings (“IDX Merger Sub”), IDX Forward Merger Sub, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of L&F Holdings that will be renamed IDX Holdings, LLC (“IDX Forward Merger Sub”), Borrower, and ID Experts Holdings, Inc., a Delaware corporation (“IDX”) (such agreement, the “Business Combination Agreement”). Pursuant to the Business Combination Agreement:

(a) ZF Merger Sub will merge with and into Borrower, with Borrower surviving that merger as a wholly owned subsidiary of L&F Holdings (the “ZF Merger”); and

(b) IDX Merger Sub will merge with and into IDX, with IDX surviving that merger as a wholly owned subsidiary of L&F Holdings, and thereafter IDX will merge with and into IDX Forward Merger Sub, with IDX Forward Merger Sub surviving that merger as a wholly owned subsidiary of L&F Holdings (collectively, the “IDX Mergers”);

all as more particularly described in the Business Combination Agreement (the ZF Merger and the IDX Mergers, collectively, the “Business Combination Transactions”). In consideration for the ZF Merger and the IDX Mergers, Borrower’s stockholders will receive shares of common stock of Acquiror, and the stockholders of IDX will receive a combination of cash and shares of common stock of Acquiror, as described more fully in the Business Combination Agreement. In addition, immediately prior to the closing of the Business Combination Transactions, Acquiror will sell equity securities to certain institutional investors and receive proceeds (including (x) any portion of cash consideration to be received by IDX stockholders that funds the PIPE Investment (as defined in the Business Combination Agreement) and (y) $5,000,000 in principal amount of the ZF PIK Promissory Notes (as defined in the Business Combination Agreement), to the extent that such principal amount is discharged and settled by funding the PIPE Investment of the holders of the ZF PIK Promissory Notes) of approximately $20,000,000 from those sales (collectively, the “Private Placement”), and Acquiror will issue convertible notes to certain institutional investors and receive proceeds of approximately $150,000,000 from those issuances (collectively, the “Convertible Note Issuance”).

Bank hereby consents to the Business Combination Transactions, the Private Placement, and the Convertible Note Issuance, subject to the satisfaction of the conditions set forth in Section 10 of this Amendment and the following express conditions:

(x) That Borrower has provided Bank with a fully executed version of the Business Combination Agreement, along with all accompanying exhibits, certificates, and schedules; and

(y) That, within forty-five (45) days after the consummation of the Business Combination Transactions, each of Acquiror, L&F Holdings, IDX Forward Merger Sub, and Identity Theft Guard Solutions, Inc., a Delaware corporation, join the Loan Agreement as a “Borrower” or “Guarantor” thereunder by the execution of a joinder agreement in form and substance satisfactory to Bank (clause (y) above, the “Post-Closing Condition”). Bank and Loan Parties hereby agree that Borrower’s failure to cause the Post-Closing Condition to be achieved by the required date shall be an immediate Event of Default under the Loan Agreement.

4. Consent to Subordinated Debt Repayment. As stated in Section 3 of that certain Subordination Agreement, dated as of January 7, 2021, by and between ORIX Growth Capital, LLC (“ORIX”) and Bank and acknowledged by Loan Parties (as amended from time to time, the “ORIX Subordination Agreement”), no Loan Party may pay, and ORIX may not receive, payments on account of the Subordinated Debt (as defined therein) except for Permitted Payments (as defined therein). Notwithstanding the foregoing or anything to the contrary in the Loan Agreement, Bank hereby consents to Loan Parties’ payment and ORIX’s receipt of repayment of Subordinated Debt in the principal amount of $37,500,000, plus any and all accrued interest, fees, expenses, and costs related thereto, totaling approximately $39,000,000, pursuant to the Subordinated Loan Documents (as defined in the ORIX Subordination Agreement) (the “ORIX Prepayment”). Bank’s consent to the ORIX Prepayment is expressly conditioned upon and subject to the consummation of the Business Combination Transactions and Borrower’s receipt of the proceeds from the Private Placement and the Convertible Note Issuance.

5. Release.

(a) Loan Parties acknowledge that Bank would not enter into this Amendment without Loan Parties’ assurance hereunder. Except for the obligations arising hereafter under the Loan Agreement, Loan Parties hereby absolutely discharge and release Bank, any person or entity that has obtained any interest from Bank under the Loan Agreement and each of Bank’s and such entity’s former and present partners, stockholders, officers, directors, employees, successors, assignees, agents, and attorneys from any known or unknown claims which Loan Parties now have against Bank of any nature, including any claims that Loan Parties, their successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort, or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan Agreement or the transactions contemplated thereby.

(b) The provisions, waivers, and releases set forth in this Section are binding upon Loan Parties’ shareholders, members, agents, employees, assigns, and successors in interest. The provisions, waivers, and releases of this Section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns, and successors in interest.

(c) Loan Parties warrant and represent that Loan Parties are the sole and lawful owners of all right, title and interest in and to all of the claims released hereby, and Loan Parties have not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof. Loan Parties shall indemnify and hold harmless Bank from and against any claim, demand, damage, debt, liability (including payment of attorneys’ fees and costs actually incurred whether or not litigation is commenced) based on or arising out of any assignment or transfer.

(d) The provisions of this Section shall survive payment in full of the Obligations, full performance of all of the terms of this Amendment and the Loan Agreement, and/or Bank’s actions to exercise any remedy available under the Loan Agreement or otherwise.

6. No Course of Dealing; Strict Performance. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Loan Parties of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

7. Ratification; No Amendment. The Loan Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Loan Agreement, as in effect prior to the date hereof.

8. Representations and Warranties; No Event of Default. Loan Parties hereby represent and warrant to Bank, which representations and warranties shall survive the execution and delivery hereof, that: (a) this Amendment is the legally valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, (b) each of the representations and warranties contained in the Loan Agreement, as well as all other representations and warranties contained in the other Loan Documents, are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) to the extent required under the Loan Agreement, and (c) no Event of Default has occurred and is continuing.

9. Counterparts; Facsimile and Other Electronic Transmission. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Receipt of an executed signature page to this Amendment by facsimile or other electronic transmission shall constitute for all purposes effective delivery thereof. Electronic records of this executed Third Amendment maintained by Bank shall be deemed to be originals.

10. Conditions to Effectiveness. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Loan Parties;

(b) evidence that the Business Combination Transactions, the Private Placement, and the Convertible Note Issuance have occurred or will occur concurrently with the effectiveness of this Amendment;

(c) a payoff letter, duly executed by ORIX Growth Capital, LLC, that addresses the ORIX Prepayment, along with evidence that the ORIX Prepayment will occur concurrently with the consummation of the Business Combination Transactions, the Private Placement, and the Convertible Note Issuance;

(d) a letter, duly executed by ORIX, terminating that certain Secondary Deposit Account Control Agreement, dated as of January 7, 2021, by and among Bank, Borrower, and ORIX;

(e) payment of a $5,000 facility fee, which may be debited from Borrower’s accounts;

(f) payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, which may be debited from Borrower’s accounts; and

(g) such other documents and completion of such other matters as Bank may reasonably deem necessary or appropriate.

11. Governing Law. This Amendment shall be deemed to have been made under and shall be governed by the laws of the State of New York (without regard to choice of law principles except as set forth in Section 5-1401 of the New York General Obligations Law) in all respects, including matters of construction, validity and performance, and none of its terms or provisions may be waived, altered, modified or amended except as Bank may consent thereto in a writing duly signed for and on its behalf.

12. Post-Closing. Borrower shall deliver to Bank, within seven (7) days after the date of this Amendment, original wet-ink signatures to the documents executed by Loan Parties referenced in Section 10 of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

ZEROFOX, INC.

By:	/s/ James C. Foster
Name: James C. Foster
Title: Chief Executive Officer and President

GUARANTORS:

RBP FINANCIAL SERVICES, LLC

By:	/s/ James C. Foster
Name: James C. Foster
Title: Authorized Person

ZEROFOX CHILE HOLDINGS, LLC

By:	/s/ James C. Foster
Name: James C. Foster
Title: Authorized Person

ZEROFOX INDIA HOLDING, LLC

By:	/s/ James C. Foster
Name: James C. Foster
Title: Authorized Person

VIGILANTE ATI, INC.

By:	/s/ James C. Foster
Name: James C. Foster
Title: Chief Executive Officer and President

[Signature Page to Fifth Amendment to Loan and Security Agreement]

BANK:

STIFEL BANK

/s/ James C. Binz
By: James C. Binz
Title: Executive Vice President

[Signature Page to Fifth Amendment to Loan and Security Agreement]